Exhibit 10.12

                  HOUSTONSTREET EXCHANGE, INC.

                Incentive Stock Option Agreement
            Granted Under 1999 Stock Incentive Plan

1.   Grant of Option.

     This agreement evidences the grant by HoustonStreet Exchange, Inc., a Delaware corporation, (the "Company"), on December 10, 2004 (the "Grant Date") to Frank W. Getman Jr., an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1999 Stock Incentive Plan (the "Plan"), an aggregate of twenty-five thousand (25,000) shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock"), as follows: seven thousand five hundred (7,500) Shares exercisable at six dollars and forty-seven cents ($6.47) per Share (the "$6.47 Options"), seven thousand five hundred (7,500) Shares exercisable at twelve dollars and ninety-five cents ($12.95) per Share (the "$12.95 Options"), and ten thousand (10,000) Shares exercisable at twenty-five dollars and eighty-nine cents ($25.89) per Share (the "$25.89 Options") (collectively, the "Options"). Unless earlier terminated, this option shall expire on December 10, 2014 (the "Final Exercise Date").

     The grant by the Company to the Participant of the right to receive payment of an amount equal to ten percent (10%) of net sales proceeds upon sale of the Company, which grant was approved by the Board of Directors on August 28, 2003 and is due to expire in March 2005, is hereby deemed terminated effective as of the Grant Date and of no further force and effect.

     It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.   Vesting Schedule.

     The Options will become exercisable in accordance with the following schedule, such that all Options will have become exercisable on or before December 10, 2007:


                                $6.47        $12.95      $25.89
                                Option       Option      Option
On the Grant Date:              208.3333     208.3333    277.7777

On the 10th day of each month
following the Grant Date for
thirty-five consecutive months: 208.3333     208.3333    277.7777

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     The right of exercise shall be cumulative so that to the
extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.   Exercise of Option

     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the
Plan, including to the extent permitted by the Board in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board (including whether the Participant must pay cash in an amount equal to the par value of any Common Stock issued) or
(ii) payment of such other lawful consideration as the Board may
determine.   The Participant may purchase less than the number of
shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

     (d)  Exercise Period Upon Death or Disability.  If the
Participant dies or becomes disabled (within the meaning of
Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has
not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
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     (e)  Discharge for Cause.  If the Participant, prior to the Final
Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause", for purposes of this Section, shall mean willful misconduct by the Participant or willful failure by the Participant to perform his responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.   Change in Control.

     (a) Notwithstanding any other provision of the Plan, in the event of a Change in Control of the Company, all of the Options then outstanding shall become fully vested and immediately exercisable in full, and any restrictions on exercising outstanding Options shall terminate. For purposes of this agreement, a "Change in Control of the Company" shall mean the acquisition of substantially all of the assets of the Company, merger, consolidation, acquisition, or similar acquisition, by a person other than one of the Company's affiliates (including BayCorp Holdings, Ltd. or one of its affiliates), resulting in a change of ownership or voting power, directly or indirectly, of at least fifty percent (50%) of the outstanding voting securities of the Company.

     (b) In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Company's securities pursuant to the Securities Act.

5.   Agreement in Connection with Public Offering.

     The Participant agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for such period following the effective date of such registration statement as required by the underwriters, and (ii) to execute any agreement reflecting clause
(i) above as may be requested by the Company or the managing underwriters at the time of such offering.

6.   Withholding.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
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7.   Nontransferability of Option.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8.   Disqualifying Disposition.

     If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

9.   Provisions of the Plan.

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.
This option shall take effect as a sealed instrument.

                                   HoustonStreet Exchange, Inc.


Dated:  December 10, 2004        By: /s/ Michael R. Latina
                                     --------------------------
                                     Michael R. Latina, Director







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

                    PARTICIPANT'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1999 Stock
Incentive Plan.

                              PARTICIPANT:



                              /s/ Frank W. Getman Jr.
                              ----------------------------------
                              Name:  Frank W. Getman Jr.







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